SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018 (October 15, 2018)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, LCNB Corp.’s (“LCNB”) board of directors (the “Board of Directors”) approved the appointment of Eric J. Meilstrup, effective immediately, and the appointment of Michael J. Johrendt, effective November 19, 2018, to serve on the Boards of Directors of LCNB and LCNB National Bank. Mr. Meilstrup has been with LCNB for 30 years and currently serves as President of both LCNB and LCNB National Bank. Mr. Johrendt is a principal in the law firm of Johrendt & Holford located in Columbus, Ohio, practicing in the areas of business and tax law, and was a board member of Columbus First Bancorp, Inc. prior to its acquisition by LCNB earlier this year.

No committee assignments have yet been made for Mr. Meilstrup or Mr. Johrendt. Mr. Meilstrup and Mr. Johrendt will be entitled to receive compensation consistent with the previously disclosed standard arrangements for directors as described in LCNB’s proxy statement for its 2018 annual meeting of shareholders filed on March 9, 2018, which disclosure is incorporated herein by reference.

Neither Mr. Meilstrup nor Mr. Johrendt is a party to any transaction, or series of transactions, with LCNB required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 5.02 of this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.        Description
99.1            Press release issued by LCNB Corp. on October 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: October 18, 2018	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer